Exhibit 99.1

Contact:	Allen & Caron Inc	Sloane & Company
	Michael Lucarelli (investors)	Tracey Belko (media)
	(212) 691-8087	(212) 446-1889
	m.lucarelli@allencaron.com	tbelko@sloanepr.com

DIGITAL ANGEL WINS MULTI-YEAR CONTRACT EXTENSION PROJECTED TO EXCEED
$10 MILLION WITH BONNEVILLE POWER ADMINISTRATION

The Bonneville Power Administration will Exclusively use Digital Angel’s RFID Technology to Monitor Salmon Populations

SO. ST. PAUL, MN (December 19, 2006) … Digital Angel Corporation (Amex:  DOC), an advanced technology company specializing in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, announced today that is has been awarded a multi-year contract extension to be the exclusive provider of Radio Frequency Identification (RFID) technology and equipment to the Bonneville Power Administration (BPA), a federal agency under the U.S. Department of Energy.  Digital Angel won the contract following the successful installation of the world’s largest RFID reader system, a16-foot by 16-foot RFID antenna designed to electronically track indigenous salmon populations, and the launch of its powerful second generation unitary core transponders.

“Over the past several years Digital Angel has worked closely with BPA to monitor and protect its regional fisheries,” said Zeke Mejia, Chief Technology Officer of Digital Angel. “This contract extension is yet further evidence of the versatility and viability of RFID technology.  We’re thrilled to continue our partnership with BPA and through our technology, help safeguard a natural resource that is so crucial to the area.”

Since the late 1980’s, Digital Angel has teamed with Portland-based BPA, and the federal Columbia and Snake River hydroelectric projects, to develop, manufacture and install implantable passive integrated transponders in the native salmon population.  Salmon represent a vital resource to the local community.  The species’ vulnerability to pollution, weather changes and over-fishing, makes BPA’s monitoring program a crucial element in their survival.  Digital Angel’s pioneering technology allows the BPA to effectively monitor the local salmon populations as they migrate through a river system that encompasses an elaborate network of dams and contributories.

Digital Angel’s largest RFID antenna, located at the Bonneville Corner Collector, a bypass route developed to allow fish to move safely past the Bonneville Lock and Dam, is capable of electronically detecting tagged fish in a fraction of a second.  When a tagged salmon passes through the monitored areas, its’ transponder automatically activates, sending a unique identification number to the BPA’s operations center.  At the operations center, important information such as the species, journey origin and age of each fish is meticulously logged.  This information is essential to biologists and local conservationists attempting to maintain healthy ecosystems for the indigenous fish population.

In addition to the expanded contract with the BPA, Digital Angel recently announced new contracts with the Royal Malaysian Air Force and the Royal Netherlands Navy.  Through its ground-breaking RFID and GPS location tracking technologies, Digital Angel remains focused on rapid growth, building a world-class organization and driving shareholder and market value in the global marketplace.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of humans, pets, fish, poultry and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital Inc. (Nasdaq:ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that Applied Digital Inc. owns 55.4% of the Company’s common stock, that  new accounting pronouncements regarding expensing of share based compensation may impact the Company’s future results of operations, the Company may continue to incur net losses, infringement by third parties on the Company’s intellectual property or development of substantially equivalent proprietary technology by the Company’s competitors could negatively impact the Company’s business, domestic and foreign government regulation and other factors could impair the Company’s ability to develop and sell its  products in certain markets, the Company relies on sales to government contractors for its animal identification and search and rescue beacon products, and any decline in the demand by these customers for such  products could negatively affect the Company’s business, the Company depends on a single production arrangement for its patented syringe-injectable microchips, and the loss of or any significant reduction in the production could have an adverse effect on the Company’s business, technological change could cause the Company’s products to become obsolete, the loss of one of the Company’s principal customers could negatively impact the Company’s net revenue, the Company’s earnings will decline if the Company writes off goodwill and other intangible assets, options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, currency exchange rate fluctuations could have an adverse effect on the Company’s sales and financial results, the Company depends on a small team of senior management.  A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2005. Investors and stockholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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